EXHIBIT 99.1

OmegaPure® Wins First Place in Wellness Foods’ Magazine

Readers’ Choice Awards for 2005

HOUSTON, March 15, 2005 — Omega Protein Corporation (NYSE: OME), the world’s largest manufacturer of fish oils containing healthy, long-chain Omega-3 essential fatty acids rich in EPA (eicosapentaenoic acid) and DHA (docosahexaenoic acid), is honored to be the winner of Wellness Foods’ Magazine 2005 Readers’ Choice Award for the Omega Oils category.

The Readers’ Choice Award is the result of an unaided recall survey sent to 9,100 readers of Wellness Foods during December 2004. The award represents the voters’ findings based on efficacy, service, availability and/or cost.

Wellness Foods is a publication focused on the nutraceutical market, which includes fortified food and beverage products. Its circulation consists almost exclusively of individuals employed in the food and beverage industries. Over 60% of Wellness Foods readers are engaged in research and development or formulation of products.

Joe von Rosenberg, President and CEO of Omega Protein, stated, “This award is an acknowledgement that our OmegaPure® product line provides superior value for food processors and consumers. OmegaPure® is taste free, odorless, kosher, non-GMO and organic – this provides food processors with incredible formulating flexibility.”

Mr. von Rosenberg added, “The value proposition for consumers is even stronger because long-chain Omega-3s containing both EPA and DHA provide greater health benefits than short-chain Omega-3s, according to the latest science available.

“Omega Protein has developed a unique position within the growing market for long-chain Omega-3s. Our new Health and Science Center provides Omega Protein with the ability to manufacture highly refined marine source long-chain Omega-3s containing EPA and DHA,” said von Rosenberg. “This core refining competency, coupled with our large fishing operations, makes Omega Protein the only fully integrated fish oil processing company in the United States. We control product quality and purity from source all the way to our customers.”

ABOUT OmegaPure®

Taste-free, odorless OmegaPure® is approved by the United States Food and Drug Administration (FDA) as a direct GRAS (Generally Recognized As Safe) ingredient in a number of food categories, expanding the availability of essential long-chain Omega-3 essential fatty acids beyond fish and other seafood. OmegaPure® is refined from short-lived, surface-feeding menhaden. For people who are concerned about environmental contaminants in fish, OmegaPure® is highly refined, purified and safe. OmegaPure® is certified organic and kosher. For more information on OmegaPure® and long-chain Omega-3 essential fatty acids, please visit www.omegapure.com.

ABOUT OMEGA PROTEIN CORPORATION

Omega Protein Corporation (NYSE:OME) is the world’s largest manufacturer of heart-healthy fish oils containing long-chain Omega-3 essential fatty acids for human consumption, as well as specialty fish meals and fish oil used as value-added ingredients in aquaculture, swine and other livestock feeds. Omega Protein makes its products from menhaden, an Omega-3 rich fish that is not utilized as seafood, but which is abundantly available along the U.S. Gulf of Mexico and Atlantic Coasts. For more information about Omega Protein, please visit www.omegaproteininc.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) Omega Protein’s expectations regarding demand for Omega-3 fatty acids proving to be incorrect; (2) purchasers utilizing Omega-3 sources other than OmegaPure®; and (3) the Company’s ability to meet its raw material requirements through its annual menhaden harvest, which is subject to fluctuations due to natural conditions over which the Company has no control. These and other factors are described in further detail in Omega Protein’s filings with the Securities and Exchange Commission, including its 2004 Annual Report on Form 10-K under the heading “Risk Factors and Significant Factors That May Affect Forward-Looking Statements.”

Media Contacts:	Robert W. Stockton, Omega Protein Corporation
(713) 623-0060
hq@omegahouston.com